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Exhibit 23.1

Independent Auditor's Consent

        We consent to incorporation by reference and use in this Registration Statement of Medamicus on Form S-4 of our report dated January 17, 2003, with respect to the financial statements of Medamicus, Inc., appearing in the Prospectus, which is part of this Registration Statement, and in Medamicus, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002.

        We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data of Medamicus" in such Prospectus.

                      /s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
September 11, 2003

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  Exhibit 23.1
Independent Auditor's Consent